Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 26, 2021

Ameriprise Financial Reports
Third Quarter 2021 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2021		Q3 2021
GAAP	$8.65	GAAP	41.7%
Adjusted Operating	$5.86	Adjusted Operating	47.8%
Adjusted Operating Ex. Unlocking(2)	$5.91	Adjusted Operating Ex. Unlocking(2)	47.9%

•Third quarter adjusted operating earnings per diluted share excluding unlocking was $5.91, up 38 percent from last year due to strong organic growth and market appreciation.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise achieved another record quarter for client assets, revenue and earnings. We are executing our strategy well, driving organic growth and generating substantial shareholder value across market cycles.

“Consistent with our plans, our growth businesses of wealth and asset management delivered 80 percent of our adjusted operating earnings for the quarter. At the same time, our retirement and protection business is differentiated and generates significant free cash flow and earnings.

“2021 is proving to be a very strong year for Ameriprise. We are focused on maintaining our business momentum and strong performance through the remainder of the year into 2022.”

•Third quarter GAAP net income per diluted share was $8.65, compared to a loss of $1.14 in the prior year period, driven by the fixed annuity reinsurance transaction that closed in the quarter and market impacts.

•The company continues to generate strong organic growth, with approximately $14 billion of net inflows from Advice & Wealth Management and Asset Management, up substantially from a year ago.
•Adjusted operating net revenue was $3.5 billion, an 18 percent increase from strong organic growth in Wealth and Asset Management and market appreciation.
•Ameriprise generated strong profitability with pretax adjusted operating earnings excluding unlocking up 28 percent to $858 million, driven by 44 percent growth in Wealth and Asset Management. These businesses represented 80 percent of Ameriprise operating earnings in the quarter.

•Assets under management and administration was $1.2 trillion, up 21 percent from strong client flows in Wealth and Asset Management, as well as market appreciation.
•The company generated considerable free cash and returned $666 million of capital to shareholders in the quarter, which was 95 percent of adjusted operating earnings.
•Excess capital was strong at $2.7 billion with a strong adjusted operating return on equity excluding unlocking of 47.9 percent.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Over/ (Under)	Year-to-date September 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020		2021	2020
GAAP net income	$1,031	$(140)	NM	$2,059	$1,357	52%
Adjusted operating earnings	$699	$184	NM	$2,001	$1,211	65%
Adjusted operating earnings excluding unlocking (see reconciliation on p. 25 and p. 26)	$705	$533	32%	$2,007	$1,560	29%

GAAP net income per diluted share	$8.65	$(1.14)	NM	$17.03	$10.73	59%
Adjusted operating earnings per diluted share	$5.86	$1.47	NM	$16.55	$9.57	73%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation on p. 25 and p. 26)	$5.91	$4.27	38%	$16.60	$12.33	35%

GAAP Return on Equity, ex. AOCI	41.7%	30.6%		41.7%	30.6%
Adjusted Operating Return on Equity, ex. AOCI	47.8%	29.6%		47.8%	29.6%
Adjusted Operating Return on Equity, ex. AOCI and unlocking	47.9%	35.5%		47.9%	35.5%

Weighted average common shares outstanding:
Basic	116.4	123.0		118.2	124.8
Diluted	119.2	124.9		120.9	126.5

NM Not Meaningful - variance equal to or greater than 100%

Third quarter 2021 GAAP results were positively impacted by the net realized gains on investments transferred as part of the fixed annuity reinsurance transaction that closed in the quarter, as well as market changes that affected credit spreads and the valuation of derivatives.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$2,048	$1,667	23%
Distribution expenses	1,238	998	(24)%
G&A / other expense	351	349	(1)%
Pretax adjusted operating earnings	$459	$320	43%

Pretax adjusted operating margin	22.4%	19.2%	320 bps

	Quarter Ended September 30,		% Over/ (Under)
(in billions, unless otherwise noted)	2021	2020
Total client assets	$811	$667	22%
Total client net flows (1)	$10.0	$6.1	64%
Wrap net flows (1)	$9.4	$5.7	65%
AWM cash balance	$40.1	$39.4	2%
Average gross yield on cash balances (in bps)	65	71
Adjusted operating net revenue per advisor (TTM in thousands)	$766	$668	15%
Adjusted for interest rates (2)	$766	$651	18%

(1) See definition on page 12.
(2) Adjusted for impact from interest rates. See reconciliation on page 29.

Advice & Wealth Management pretax adjusted operating earnings increased 43 percent to $459 million driven by robust client net flows, higher transactional activity, market appreciation and disciplined expense management. Pretax adjusted operating margin was 22.4 percent, up 320 basis points, and continues to demonstrate our strategy to deliver profitable growth. On a sequential basis, pretax operating earnings increased 9 percent and pretax adjusted operating margin expanded 100 basis points.

Adjusted operating net revenues grew 23 percent to $2.0 billion, reflecting strong client net flows and market appreciation.

Total expenses were $1.6 billion, reflecting higher distribution expense associated with robust organic growth. General and administrative expense was up 1 percent from the prior year, as higher activity-based expense and performance-based compensation were partially offset by expense discipline.

Total client assets grew 22 percent to $811 billion. The substantial organic growth was driven primarily by our advisor base with deeper client relationships from existing clients, as well as increased new client acquisition. Total client flows were a robust $10.0 billion in the quarter, representing a 65 percent increase in investment advisory flows and a 16 percent increase in transactional activity. Wrap net flows were $9.4 billion, representing the fourth consecutive quarter at or above $9.0 billion. Cash balances remain elevated at $40.1 billion with an opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was $766,000. Excluding the decline in short-term interest rates, adjusted net revenue per advisor increased 18 percent. The advisor count increased 2 percent to 10,073, with excellent advisor retention and the addition of 104 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$915	$739	24%
Distribution expenses	288	240	(20)%
G&A / other expenses	342	301	(14)%
Pretax adjusted operating earnings	$285	$198	44%

Net pretax adjusted operating margin (1)	48.9%	43.9%

	Quarter Ended September 30,		% Over/ (Under)
(in billions)	2021	2020
Total segment AUM	$583	$498	17%

Net Flows
Global Retail net flows	$1.8	$2.0	(8)%
Global Institutional net flows, ex. legacy insurance partners flows	3.5	(2.0)	NM
Legacy insurance partners flows	(1.4)	(1.6)	10%
Total segment net flows	$3.9	$(1.6)	NM

Model delivery AUA Flows (2)	$0.5	$0.3	72%

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings increased 44 percent to $285 million reflecting the cumulative benefit of net inflows, higher performance fees and market appreciation. Net pretax adjusted operating margin was 48.9 percent. On a sequential basis, pretax operating earnings increased 13 percent and pretax adjusted operating margin expanded 350 basis points.

Adjusted operating revenues increased 24 percent to $915 million from the cumulative benefit of inflows, as well as higher performance fees and equity markets. The fee rate remained strong at 53 basis points. On a sequential basis, revenues increased 4 percent.

Adjusted operating expenses increased 16 percent. General and administrative expense grew 14 percent driven primarily from strong business performance that drove higher compensation expense and other volume-related costs, as well as foreign exchange translation.

Total assets under management increased 17 percent to $583 billion reflecting equity market appreciation and net inflows. Long term investment performance remained very strong across equity, fixed income and asset-allocation strategies.

In the quarter, net inflows were $3.9 billion, an improvement of $5.5 billion from a year ago. Net inflows were $5.3 billion, excluding legacy insurance partners outflows, reflecting a continuation of positive flow trends across multiple distribution channels and strategies.
•Retail net inflows were $1.8 billion. Net inflows in North America were $2.2 billion with notable inflows in the broker-dealer channel that were partially offset by outflows in EMEA.
•Global institutional net inflows were $3.5 billion, with gross sales across multiple strategies.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$834	$781	7%
Expenses	647	870	26%
Pretax adjusted operating earnings	$187	$(89)	NM
Unlocking	(5)	(295)	98%
Pretax adjusted operating earnings excluding unlocking	$192	$206	(7)%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings excluding unlocking was $192 million versus $206 million last year, with continued strong free cash flow generation and high return on capital. Unlocking was an unfavorable $5 million, reflecting strong performance of the blocks that was consistent with expectations.

During the quarter, we continued to focus sales on non-guarantee retirement solutions and accumulation products, including variable annuities without living benefit riders, structured annuities and variable universal life. Retirement sales increased 28 percent to $1.4 billion in the quarter, with 72 percent in products without living benefit riders compared to 56 percent in the prior year quarter. Sales of higher-margin accumulation VUL products increased 167 percent and sales of indexed UL products declined 63 percent as expected given pricing changes made to reflect low interest rates.

We maintain a differentiated book of business with strong returns and free cash flow generation, with a very limited risk profile as evidenced by variable annuity net amount at risk as a percent of account value of 0.4 percent for living benefits and 0.1 percent for death benefits, which we believe is well below the industry.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Corporate & Other	$(73)	$(58)	(26)%
Closed Blocks (1)	(8)	(144)	94%
Pretax adjusted operating earnings	$(81)	$(202)	60%
Unlocking/loss recognition	(3)	(147)	98%
Pretax adjusted operating earnings excluding unlocking/loss recognition	$(78)	$(55)	(42)%

Long term care excluding unlocking/loss recognition	$2	$6	(67)%
Fixed Annuities excluding unlocking	(7)	(3)	NM
Pretax adjusted operating earnings excluding unlocking	$(5)	$3	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other pretax adjusted operating loss was in line within expectations at $73 million.

Closed Blocks of long term care and fixed annuities had a pretax adjusted operating loss of $5 million excluding unlocking. Our closed long term care block continued to perform in line with our expectations, with pretax adjusted operating earnings of $2 million. Results included a favorable $8 million from an adjustment to our long term care claim reserves.

Fixed annuities pretax adjusted operating loss excluding unlocking was $7 million, reflecting the amortization of the reinsurance ceding commission. In July, the company closed its fixed annuity reinsurance transaction for RiverSource Life Insurance Company with Global Atlantic’s subsidiary, Commonwealth Annuity and Life Insurance Company.

Taxes
The third quarter adjusted operating effective tax rate was 17.8 percent. On a year-to-date basis, the adjusted operating effective tax rate was 17.0 percent.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•statements about the expected trend in the shift away from products with living benefit guarantees and resulting expected impact to the business;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and

•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended September 30, 2021.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)
Revenues
Management and financial advice fees	$2,367	$1,893	25%	$2,251	5%
Distribution fees	458	400	15%	452	1%
Net investment income	773	300	NM	278	NM
Premiums, policy and contract charges	(805)	352	NM	364	NM
Other revenues	113	68	66%	75	51%
Total revenues	2,906	3,013	(4)%	3,420	(15)%
Banking and deposit interest expense	3	10	70%	2	(50)%
Total net revenues	2,903	3,003	(3)%	3,418	(15)%
Expenses
Distribution expenses	1,285	1,028	(25)%	1,233	(4)%
Interest credited to fixed accounts	172	170	(1)%	124	(39)%
Benefits, claims, losses and settlement expenses	(719)	1,104	NM	404	NM
Amortization of deferred acquisition costs	9	85	89%	63	86%
Interest and debt expense	64	37	(73)%	43	(49)%
General and administrative expense	822	763	(8)%	830	1%
Total expenses	1,633	3,187	49%	2,697	39%
Pretax income	1,270	(184)	NM	721	76%
Income tax provision	239	(44)	NM	130	(84)%
Net income	$1,031	$(140)	NM	$591	74%

Earnings per share
Basic earnings per share	$8.86	$(1.14)		$4.99
Earnings per diluted share	$8.65	$(1.14)		$4.88

Weighted average common shares outstanding
Basic	116.4	123.0		118.4
Diluted	119.2	124.9		121.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$431,861	$336,966	28%	$426,500	1%
Asset Management AUM	583,398	498,004	17%	593,366	(2)%
Corporate AUM	104	65	60%	100	4%
Eliminations	(42,022)	(34,128)	(23)%	(42,025)	-
Total Assets Under Management	973,341	800,907	22%	977,941	-
Total Assets Under Administration	232,934	197,699	18%	233,334	-
Total AUM and AUA	$1,206,275	$998,606	21%	$1,211,275	-

S&P 500
Daily average	4,425	3,316	33%	4,182	6%
Period end	4,308	3,363	28%	4,298	-

Weighted Equity Index (WEI) (1)
Daily average	2,983	2,234	34%	2,858	4%
Period end	2,909	2,255	29%	2,921	(0.4)%

Common shares
Beginning balance	114.3	120.6	(5)%	116.0	(1)%
Repurchases	(2.1)	(2.1)	-	(1.7)	(24)%
Issuances	0.4	0.3	33%	0.2	NM
Other	(0.2)	(0.2)	-	(0.2)	-
Total common shares outstanding	112.4	118.6	(5)%	114.3	(2)%
Restricted stock units	3.0	3.2	(6)%	3.1	(3)%
Total basic common shares outstanding	115.4	121.8	(5)%	117.4	(2)%
Total potentially dilutive shares	2.9	1.9	53%	2.7	7%
Total diluted shares	118.3	123.7	(4)%	120.1	(1)%

Capital Returned to Shareholders
Dividends paid	$133	$129	3%	$135	(1)%
Common stock share repurchases	533	319	67%	450	18%
Total Capital Returned to Shareholders	$666	$448	49%	$585	14%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,189	$907	31%	$1,113	7%
Financial planning fees	91	81	12%	93	(2)%
Transaction and other fees	94	89	6%	93	1%
Total management and financial advice fees	1,374	1,077	28%	1,299	6%
Distribution fees:
Mutual funds	219	186	18%	212	3%
Insurance and annuity	246	202	22%	252	(2)%
Other products	96	91	5%	98	(2)%
Total distribution fees	561	479	17%	562	-
Net investment income	62	70	(11)%	63	(2)%
Other revenues	54	51	6%	58	(7)%
Total revenues	2,051	1,677	22%	1,982	3%
Banking and deposit interest expense	3	10	70%	2	(50)%
Adjusted operating total net revenues	2,048	1,667	23%	1,980	3%

Expenses
Distribution expenses	1,238	998	(24)%	1,194	(4)%
Interest and debt expense	3	3	-	2	(50)%
General and administrative expense	348	346	(1)%	361	4%
Adjusted operating expenses	1,589	1,347	(18)%	1,557	(2)%
Pretax adjusted operating earnings	$459	$320	43%	$423	9%

Pretax adjusted operating margin	22.4%	19.2%		21.4%

Pretax adjusted operating earnings by product
Certificates and Banking - Combined	$17	$17	-	$18	(6)%
Wealth Management & Distribution	442	303	46%	405	9%
Pretax adjusted operating earnings	$459	$320	43%	$423	9%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

AWM Total Client Assets	$811,189	$666,800	22%	$807,335	-

Total Client Flows (1)	$10,043	$6,130	64%	$9,530	5%

Total Wrap Accounts
Beginning assets	$430,003	$317,615	35%	$399,817	8%
Net flows (2)	9,404	5,701	65%	10,024	(6)%
Market appreciation (depreciation) and other (2)	(4,032)	16,634	NM	20,162	NM
Total wrap ending assets	$435,375	$339,950	28%	$430,003	1%

Advisory wrap account assets ending balance (3)	$430,546	$335,980	28%	$425,200	1%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,441	$3,345	3%	$3,383	2%
On-balance sheet - bank	9,815	6,320	55%	8,671	13%
On-balance sheet - certificate	5,442	7,165	(24)%	5,749	(5)%
Total on-balance sheet	$18,698	$16,830	11%	$17,803	5%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$21,374	$22,591	(5)%	$21,391	-
Total brokerage cash & certificates balances	$40,072	$39,421	2%	$39,194	2%

Gross Fee Yield
On-balance sheet - broker dealer	0.06%	0.11%		0.05%
On-balance sheet - bank	1.44%	1.53%		1.32%
On-balance sheet - certificates	1.06%	1.45%		1.13%
Off-balance sheet - broker dealer	0.28%	0.29%		0.27%

Weighted Average Gross Fee Yield	0.65%	0.71%		0.63%

Financial Advisors
Employee advisors	2,112	2,123	(1)%	2,104	-
Franchisee advisors	7,961	7,782	2%	7,943	-
Total financial advisors	10,073	9,905	2%	10,047	-

Advisor Retention
Employee	91.7%	91.9%		91.4%
Franchisee	94.3%	93.6%		94.1%

(1) Total client flows represent inflows of client cash and securities less client outflows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Beginning in Q1 2021, wrap net flows is calculated including dividends and interest less fees, which were previously recorded in market appreciation (depreciation) and other. Net flows excludes short-term and long-term capital gain distributions. Prior periods have been restated.

(3) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$587	$466	26%	$567	4%
Institutional	143	122	17%	131	9%
Transaction and other fees	57	47	21%	56	2%
Revenue from other sources (1)	7	6	17%	4	75%
Total management and financial advice fees	794	641	24%	758	5%
Distribution fees:
Mutual funds	70	59	19%	69	1%
Insurance and annuity	50	45	11%	49	2%
Total distribution fees	120	104	15%	118	2%
Net investment income	1	(6)	NM	2	(50)%
Other revenues	—	—	-	1	NM
Total revenues	915	739	24%	879	4%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	915	739	24%	879	4%

Expenses
Distribution expenses	288	240	(20)%	282	(2)%
Amortization of deferred acquisition costs	3	2	(50)%	3	-
Interest and debt expense	1	2	50%	1	-
General and administrative expense	338	297	(14)%	340	1%
Adjusted operating expenses	630	541	(16)%	626	(1)%
Pretax adjusted operating earnings	$285	$198	44%	$253	13%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$915	$739	24%	$879	4%
Distribution pass thru revenues	(231)	(193)	(20)%	(225)	(3)%
Subadvisory and other pass thru revenues	(97)	(74)	(31)%	(94)	(3)%
Net adjusted operating revenues	$587	$472	24%	$560	5%

Pretax adjusted operating earnings	$285	$198	44%	$253	13%
Adjusted operating net investment income	(1)	6	NM	(2)	50%
Amortization of intangibles	3	3	-	3	-
Net adjusted operating earnings	$287	$207	39%	$254	13%

Pretax adjusted operating margin	31.1%	26.8%		28.8%
Net pretax adjusted operating margin (2)	48.9%	43.9%		45.4%

Performance fees (3)
Performance fees	$13	$—	-	$3	NM
Performance fee related to general and administrative expense	—	—	-	—	-
Net performance fees	$13	$—	-	$3	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Total Managed Assets by Type
Equity	$332,715	$264,840	26%	$339,032	(2)%
Fixed income	199,253	188,844	6%	203,101	(2)%
Money market	5,752	5,076	13%	5,484	5%
Alternative	3,829	3,465	11%	3,839	-
Hybrid and other	41,849	35,779	17%	41,910	-
Total managed assets by type	$583,398	$498,004	17%	$593,366	(2)%

Average Managed Assets by Type (1)
Equity	$340,804	$264,206	29%	$330,801	3%
Fixed income	200,712	187,171	7%	200,246	-
Money market	5,831	5,100	14%	5,823	-
Alternative	3,828	3,340	15%	3,812	-
Hybrid and other	42,098	35,422	19%	41,148	2%
Total average managed assets by type	$593,273	$495,239	20%	$581,830	2%

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$359,476	$274,136	31%	$340,270	6%
Inflows	16,442	14,498	13%	19,371	(15)%
Outflows	(15,509)	(13,192)	(18)%	(17,075)	9%
Net VP/VIT fund flows	(1,101)	(691)	(59)%	(967)	(14)%
Net new flows	(168)	615	NM	1,329	NM
Reinvested dividends	2,001	1,375	46%	2,874	(30)%
Net flows	1,833	1,990	(8)%	4,203	(56)%
Distributions	(2,151)	(1,540)	(40)%	(3,375)	36%
Market appreciation (depreciation) and other	(2,282)	13,848	NM	18,113	NM
Foreign currency translation (2)	(1,157)	1,488	NM	265	NM
Total ending assets	355,719	289,922	23%	359,476	(1)%
% of total retail assets sub-advised	16.0%	18.1%		15.9%

Global Institutional
Beginning assets	233,890	201,985	16%	223,861	4%
Inflows (3)	9,428	7,021	34%	9,320	1%
Outflows (3)	(7,356)	(10,562)	30%	(6,853)	(7)%
Net flows	2,072	(3,541)	NM	2,467	(16)%
Market appreciation (depreciation) and other (4)	(5,895)	6,546	NM	7,125	NM
Foreign currency translation (2)	(2,388)	3,092	NM	437	NM
Total ending assets	227,679	208,082	9%	233,890	(3)%

Total managed assets	$583,398	$498,004	17%	$593,366	(2)%

Total net flows	$3,905	$(1,551)	NM	$6,670	(41)%

Legacy insurance partners flows	$(1,402)	$(1,555)	10%	$(1,353)	(4)%

Total Assets Under Advisement (5)	$19,742	$12,714	55%	$18,036	9%
Model delivery AUA flows (6)	$514	$299	72%	$912	(44)%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
(2) Amounts represent local currency to US dollar translation for reporting purposes.
(3) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.
(4) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.

(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2021

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	46%	86%	85%	88%
Fixed Income	85%	88%	94%	91%
Asset Allocation	41%	87%	95%	89%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	105	91	91	84
Percent of Rated Assets	66%	61%	57%	67%

Retail Fund performance rankings for each fund is measured on a consistent basis against the most appropriate peer group or index. Peer Groupings are defined by either Lipper, IA, or Morningstar and based primarily on the Institutional Share Class, Net of Fees. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/21. Columbia funds are available for purchase by U.S. customers. Out of 90 Columbia funds (Inst. shares) rated, 16 received a 5-star Overall Rating and 36 received a 4-star Overall Rating. Out of 94 Threadneedle funds (highest rated share class) rated, 19 received a 5-star Overall Rating and 34 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2021 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$239	$213	12%	$234	2%
Distribution fees	125	111	13%	122	2%
Net investment income	114	121	(6)%	127	(10)%
Premiums, policy and contract charges	353	333	6%	325	9%
Other revenues	3	3	-	—	-
Total revenues	834	781	7%	808	3%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	834	781	7%	808	3%

Expenses
Distribution expenses	134	110	(22)%	134	-
Interest credited to fixed accounts	99	100	1%	98	(1)%
Benefits, claims, losses and settlement expenses	323	421	23%	241	(34)%
Amortization of deferred acquisition costs	5	157	97%	70	93%
Interest and debt expense	9	8	(13)%	9	-
General and administrative expense	77	74	(4)%	74	(4)%
Adjusted operating expenses	647	870	26%	626	(3)%
Pretax adjusted operating earnings	$187	$(89)	NM	$182	3%

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$90,494	$77,481	17%	$86,964	4%
Deposit	1,421	1,109	28%	1,597	(11)%
Withdrawals and terminations	(1,900)	(1,567)	(21)%	(1,946)	2%
Net flows	(479)	(458)	(5)%	(349)	(37)%
Investment performance and interest credited	(380)	2,823	NM	3,879	NM
Other	—	—	-	—	-
Total ending balance - contract accumulation values	$89,635	$79,846	12%	$90,494	(1)%

Variable annuities fixed sub-accounts	$5,020	$5,107	(2)%	$5,052	(1)%

Life Insurance In Force	$197,523	$195,007	1%	$196,794	-

Net Amount at Risk (Life)	$37,766	$38,403	(2)%	$37,465	1%

Net Policyholder Reserves
VUL/UL	$14,565	$12,836	13%	$14,593	-
Term and whole life	168	177	(5)%	171	(2)%
Disability insurance	488	504	(3)%	494	(1)%
Other insurance	623	652	(4)%	629	(1)%
Total net policyholder reserves	$15,844	$14,169	12%	$15,887	-

DAC Ending Balances
Variable Annuities DAC	$1,840	$1,577	17%	$1,799	2%
Life and Health DAC	$834	$817	2%	$799	4%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(17)	(14)	(21)%	(20)	15%
Premiums, policy and contract charges	—	—	-	1	NM
Other revenues	1	3	(67)%	3	(67)%
Total revenues	(16)	(11)	(45)%	(16)	-
Banking and deposit interest expense	—	—	-	1	NM
Adjusted operating total net revenues	(16)	(11)	(45)%	(17)	6%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	1	NM	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	13	6	NM	9	(44)%
General and administrative expense	44	40	(10)%	48	8%
Adjusted operating expenses	57	47	(21)%	57	-
Pretax adjusted operating earnings (loss)	$(73)	$(58)	(26)%	$(74)	1%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	36	40	(10)%	38	(5)%
Premiums, policy and contract charges	26	26	-	24	8%
Other revenues	—	—	-	—	-
Total revenues	62	66	(6)%	62	-
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	62	66	(6)%	62	-

Expenses
Distribution expenses	(3)	(3)	-	(3)	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	58	194	70%	52	(12)%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	3	3	-	2	(50)%
General and administrative expense	5	7	29%	8	38%
Adjusted operating expenses	63	201	69%	59	(7)%
Pretax adjusted operating earnings (loss)	$(1)	$(135)	99%	$3	NM

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$2,501	$2,472	1%	$2,514	(1)%
Disabled Life Reserves	558	568	(2)%	548	2%
Total long term care policyholder reserves, net of reinsurance	$3,059	$3,040	1%	$3,062	-

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	12	67	(82)%	61	(80)%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	55	10	NM	13	NM
Total revenues	67	77	(13)%	74	(9)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	67	77	(13)%	74	(9)%

Expenses
Distribution expenses	1	1	-	1	-
Interest credited to fixed accounts	64	66	3%	62	(3)%
Benefits, claims, losses and settlement expenses	1	9	89%	2	50%
Amortization of deferred acquisition costs	1	(2)	NM	2	50%
Interest and debt expense	—	6	NM	6	NM
General and administrative expense	7	6	(17)%	7	-
Adjusted operating expenses	74	86	14%	80	8%
Pretax adjusted operating earnings (loss)	$(7)	$(9)	22%	$(6)	(17)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2021	3 Qtr 2020	% Over/ (Under)	2 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$(38)	$(37)	(3)%	$(38)	-
Distribution fees	(348)	(294)	(18)%	(350)	1%
Net investment income	(1)	(4)	75%	(5)	80%
Premiums, policy and contract charges	(8)	(7)	(14)%	(7)	(14)%
Other revenues	—	—	-	—	-
Total revenues	(395)	(342)	(15)%	(400)	1%
Banking and deposit interest expense	—	—	-	(1)	NM
Adjusted operating total net revenues	(395)	(342)	(15)%	(399)	1%

Expenses
Distribution expenses	(373)	(318)	17%	(375)	(1)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(6)	(4)	50%	(5)	20%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(3)	(2)	50%	(3)	-
General and administrative expense	(13)	(18)	(28)%	(16)	(19)%
Adjusted operating expenses	(395)	(342)	15%	(399)	(1)%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2021	September 30, 2020	June 30, 2021

Long-term Debt Summary
Senior notes	$2,800	$2,800	$2,800
Finance lease liabilities	41	47	44
Fair value of hedges, unamortized discount and debt issuance costs	(10)	(14)	(11)
Total Ameriprise Financial long-term debt	2,831	2,833	2,833
Non-recourse debt of consolidated investment entities	2,163	1,901	2,558
Total long-term debt	$4,994	$4,734	$5,391

Total Ameriprise Financial long-term debt	$2,831	$2,833	$2,833
Fair value of hedges, unamortized discount and debt issuance costs	10	14	11
Finance lease liabilities	(41)	(47)	(44)
Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities	$2,800	$2,800	$2,800

Total equity (1)	$5,707	$6,067	$5,686
Equity of consolidated investment entities	(5)	(5)	(6)
Total equity excluding CIEs	$5,702	$6,062	$5,680

Total Ameriprise Financial capital	$8,538	$8,900	$8,519
Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs	$8,502	$8,862	$8,480

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	33.2%	31.8%	33.3%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs (1)	32.9%	31.6%	33.0%

(1) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$7,736	$6,751
Cash of consolidated investment entities	68	94
Investments	33,518	41,031
Investments of consolidated investment entities	2,170	1,918
Separate account assets	95,129	92,611
Receivables	15,920	7,819
Receivables of consolidated investment entities	18	16
Deferred acquisition costs	2,735	2,532
Restricted and segregated cash and investments	2,351	2,558
Other assets	11,079	10,551
Other assets of consolidated investment entities	2	2
Total Assets	$170,726	$165,883

Liabilities
Policyholder account balances, future policy benefits and claims	$34,864	$33,992
Separate account liabilities	95,129	92,611
Customer deposits	18,693	17,641
Short-term borrowings	200	200
Long-term debt	2,831	2,831
Debt of consolidated investment entities	2,163	1,913
Accounts payable and accrued expenses	2,146	1,998
Other liabilities	8,922	8,761
Other liabilities of consolidated investment entities	71	69
Total Liabilities	165,019	160,016

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,118	8,822
Retained earnings	16,955	15,292
Treasury stock	(20,468)	(18,879)
Accumulated other comprehensive income, net of tax	99	629
Total Equity	5,707	5,867
Total Liabilities and Equity	$170,726	$165,883

Ameriprise Financial, Inc.
Disclosed Items - Included in Adjusted Operating Earnings
(in millions, unaudited)	3 Qtr 2021

	RPS	Corporate
	Valuation Assumption & Model Changes (1)	Valuation Assumption & Model Changes (1)
Revenues
Management and financial advice fees	$—	$—
Distribution fees	—	—
Net investment income	19	—
Premiums, policy and contract charges	—	—
Other revenues	—	—
Total revenues	19	—
Banking and deposit interest expense	—	—
Adjusted operating total net revenues	19	—

Expenses
Distribution expenses	—	—
Interest credited to fixed accounts	—	—
Benefits, claims, losses and settlement expenses	89	3
Amortization of deferred acquisition costs	(65)	—
Interest and debt expense	—	—
General and administrative expense	—	—
Adjusted operating expenses	24	3
Pretax adjusted operating earnings (loss)	$(5)	$(3)

(1) Net pretax impact of model changes and the annual review/updating of valuation assumptions, including the annual long term care review

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		Per Diluted Share Quarter Ended September 30,			% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$1,031	$(140)	$8.65	$(1.14)	(3)	NM
Add: Basic to diluted share conversion	—	—	—	0.02	(4)
Less: Net realized investment gains (losses) (1)	12	4	0.10	0.03
Add: Market impact on non-traditional long-duration products (1)	94	431	0.79	3.45
Add: Mean reversion-related impacts (1)	(9)	(17)	(0.08)	(0.14)
Add: Market impact of hedges on investments (1)	23	—	0.19	—
Less: Block transfer reinsurance transaction impacts (1)	(521)	—	(4.37)	—
Add: Integration/restructuring charges (1)	7	1	0.06	0.01
Less: Net income (loss) attributable to consolidated investment entities	2	—	0.02	—
Add: Tax effect of adjustments (2)	88	(87)	0.74	(0.70)
Adjusted operating earnings	$699	$184	$5.86	$1.47		NM
Less: Pretax impact of annual unlocking/loss recognition	(8)	(442)	(0.07)	(3.54)
Less: Tax effect of annual unlocking/loss recognition	2	93	0.02	0.74
Adjusted operating earnings excluding Unlocking	$705	$533	$5.91	$4.27		38%

Weighted average common shares outstanding:
Basic	116.4	123.0
Diluted	119.2	124.9

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) Diluted shares used in this calculation represent basic shares due to the net loss. Using actual diluted shares would result in antidilution.
(4) Represents the difference of the per share amount for net loss using basic shares compared to the per share amount for net loss using diluted shares.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		Per Diluted Share Year-to-date September 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$2,059	$1,357	$17.03	$10.73	59%
Add: Basic to diluted share conversion	—	—	—	—
Less: Net realized investment gains (losses) (1)	78	(18)	0.65	(0.14)
Add: Market impact on non-traditional long-duration products (1)	577	(239)	4.78	(1.89)
Add: Mean reversion-related impacts (1)	(107)	30	(0.89)	0.24
Add: Market impact of hedges on investments (1)	40	—	0.33	—
Add: Block transfer reinsurance transaction impacts (1)	(521)	—	(4.31)	—
Add: Integration/restructuring charges (1)	14	4	0.12	0.03
Less: Net income (loss) attributable to consolidated investment entities	(1)	(2)	(0.01)	(0.01)
Add: Tax effect of adjustments (2)	16	39	0.13	0.31
Adjusted operating earnings	$2,001	$1,211	$16.55	$9.57	73%
Less: Pretax impact of annual unlocking/loss recognition	(8)	(442)	(0.07)	(3.49)
Less: Tax effect of annual unlocking/loss recognition	2	93	0.02	0.73
Adjusted operating earnings excluding Unlocking	$2,007	$1,560	$16.60	$12.33	35%

Weighted average common shares outstanding:
Basic	118.2	124.8
Diluted	120.9	126.5

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended September 30,
(in millions, unaudited)	2021	2020
Total net revenues	$2,903	$3,003
Less: Net realized investment gains (losses)	14	4
Less: Market impact on non-traditional long-duration products	(1)	1
Less: Mean Reversion related impacts	—	—
Less: Market impact of hedges on investments	(23)	—
Less: Block transfer reinsurance transaction impacts	(644)	—
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	42	21
Adjusted operating total net revenues	3,515	2,977
Less: Annual unlocking/loss recognition	19	(1)
Adjusted operating total net revenues excluding Unlocking	$3,496	$2,978

Total expenses	$1,633	$3,187
Less: CIEs expenses	40	21
Less: Integration/restructuring charges	7	1
Less: Market impact on non-traditional long-duration products	93	432
Less: Mean reversion-related impacts	(9)	(17)
Less: Block transfer reinsurance transaction impacts	(1,165)	—
Less: DAC/DSIC offset to net realized investment gains (losses)	2	—
Adjusted operating expenses	$2,665	$2,750
Less: Annual unlocking/loss recognition	27	441
Adjusted operating total net expenses excluding Unlocking	$2,638	$2,309

Pretax income	$1,270	$(184)
Pretax adjusted operating earnings	$850	$227
Pretax adjusted operating earnings excluding Unlocking	$858	$669

Pretax income margin	43.7%	(6.1)%
Pretax adjusted operating margin	24.2%	7.6%
Pretax adjusted operating margin excluding Unlocking	24.5%	22.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2020
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$(184)	$227
Income tax provision	$(44)	$43

Effective tax rate	23.5%	18.9%

	Quarter Ended September 30, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,270	$850
Income tax provision	$239	$151

Effective tax rate	18.8%	17.8%

	Year-to-date September 30, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$2,484	$2,410
Income tax provision	$425	$409

Effective tax rate	17.1%	17.0%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Adjusted Revenue Per Advisor
(unaudited)	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021	% Over/ (Under)
Total Net Revenue ($ in M)	$1,710	$1,695	$1,537	$1,667	$1,776	$1,879	$1,980	$2,048
Interest Revenue ($ in M)	$(92)	$(78)	$—	$—	$—	$—	$—	$—

Advisor Count	9,871	9,878	9,894	9,905	9,922	10,031	10,047	10,073

Revenue Per Advisor ($ in K)	$173	$172	$155	$168	$179	$187	$197	$203	21%
Revenue Per Advisor excluding short-term interest rate impact ($ in K)	$164	$164	$155	$168	$179	$187	$197	$203	21%

Revenue Per Advisor TTM ($ in K)				$668				$766	15%
Revenue Per Advisor excluding short-term interest rate impact TTM ($ in K)				$651				$766	18%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings Mix Shift
	Quarter Ended September 30,
(in millions, unaudited)	2021	2020

Advice & Wealth Management	$459	$320
Asset Management	285	198
RPS	187	(89)
Pretax adjusted operating earnings	931	429

Advice & Wealth Management	49%	75%
Asset Management	31%	46%
RPS	20%	(21)%
Subtotal pretax adjusted operating earnings	100%	100%
AWM & AM	80%	121%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2021	2020
Net income	$2,236	$1,820
Less: Adjustments (1)	(324)	58
Adjusted operating earnings	2,560	1,762
Less: Annual unlocking/loss recognition, net of tax (2)	(6)	(349)
Adjusted operating earnings excluding Unlocking	$2,566	$2,111

Total Ameriprise Financial, Inc. shareholders’ equity	$5,766	$6,197
Less: Accumulated other comprehensive income, net of tax	404	243
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,362	5,954
Less: Equity impacts attributable to the consolidated investment entities	3	—
Adjusted operating equity	$5,359	$5,954

Return on equity excluding AOCI	41.7%	30.6%
Adjusted operating return on equity excluding AOCI (3)	47.8%	29.6%
Adjusted operating return on equity excluding AOCI and Unlocking	47.9%	35.5%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.